BY-LAWS

                                OF

           ALLIANCEBERNSTEIN MID-CAP GROWTH FUND, INC.

                            ARTICLE I.

                           STOCKHOLDERS

     SECTION 1. Except as the Board of Directors of the Corporation may otherwise determine, an annual meeting of stockholders shall not be held in any year in which none of the following is required to be acted on by stockholders under the Investment Company Act of 1940: (1) election of directors; (2) approval of the investment advisory agreement; (3) ratification of the selection of independent public accountants; or (4) approval of a distribution agreement. In such years that an annual meeting of stockholders is required to be held, it shall be held during the thirty-day period ended October 31 in the year following the end of each fiscal year of the Corporation at the office of the Corporation in the City of Baltimore, Maryland, or at such place within the United States as may be fixed by the Chairman or the President for the purpose of electing directors and for transacting such other business as may properly be brought before the meeting. Only such business, in addition to that prescribed by law, by the Articles of Incorporation and by these By-Laws, may be brought before such meeting as may be specified by resolution of the Board of Directors, or by a writing filed with the Secretary and signed by the Chairman, the Vice Chairman or the President or by a majority of the directors or by stockholders holding at least one-tenth of the stock of the Corporation outstanding and entitled to vote at the meeting.

     SECTION 2. Special meetings of the stockholders for any purpose or purposes may be held upon call by the Chairman or the President or by a majority of the Board of Directors, and shall be called by the Chairman, the President, a Vice President, the Secretary or any director at the request in writing of a majority of the Board of Directors or of stockholders holding at least one-tenth of the stock of the Corporation outstanding and entitled to vote at the meeting, at such time and at such place within or without the State of Maryland, as may be fixed by the Chairman or the President or the Board of Directors or by the stockholders holding at least one-tenth of the stock of the Corporation outstanding and so entitled to vote, as the case may be, and as may be stated in the notice setting forth such call. Such request shall state the purpose or purposes of the proposed meeting and only such purpose or purposes so specified may properly be brought before such meeting.

     SECTION 3. Written or printed notice of every annual or special meeting of stockholders, stating the time and place thereof and the general nature of the business proposed to be transacted at any such meeting, shall be delivered personally or mailed at least ten days previous thereto to each stockholder of record entitled to vote at the meeting at his address as the same appears on the books of the Corporation. Such further notice shall be given as may be required by law. Meetings may be held without notice if all of the stockholders entitled to vote are present or represented at the meeting, or if notice is waived in writing, either before or after the meeting, by those not present or represented at the meeting. No notice of an adjourned meeting of the stockholders other than an announcement of the time and place thereof at the preceding meeting shall be required.

     SECTION 4. At every meeting of the stockholders the holders of record of one-third of the outstanding shares of the stock of the Corporation, entitled to vote at the meeting, whether present in person or represented by proxy, shall, except as otherwise provided by law, constitute a quorum. If at any meeting there shall be no quorum, the holders of record, entitled to vote at the meeting, of a majority of such shares so present or represented may adjourn the meeting from time to time to date not more than 120 days from the original record date, without notice other than announcement at the meeting, until a quorum shall have been obtained when any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum.

     SECTION 5. Meetings of the stockholders shall be presided over by the Chairman or, if he is not present, by the President or a Vice President or, in their absence, by a Chairman to be chosen at the meeting. The Secretary of the Corporation, or, if he is not present, an Assistant Secretary of the Corporation or, if neither is present, a secretary to be chosen at the meeting shall act as secretary of the meeting.

     SECTION 6. Each stockholder entitled to vote at any meeting shall (except as otherwise provided in the Articles of Incorporation) have one vote in person or by proxy for each share of stock held by him, but no proxy shall be voted on after eleven months from its date, unless such proxy provides for a longer period. All elections of directors shall be had and all questions, except as otherwise provided by law or by the Articles of Incorporation or by these By-Laws, shall be decided by a majority of the votes cast by stockholders present or represented and entitled to vote thereat in person or by proxy. It shall be the duty of the officer who shall have charge of the stock ledger of the Corporation to prepare and make, at least ten days before every election of directors, a complete list of the stockholders entitled to vote at such election, arranged in alphabetical order. Such list shall be open, at the place where said election is to be held for said ten days, to the examination of any stockholder, and shall be provided and kept at the time and place of election during the whole time thereof and subject to the inspection of any stockholder who may be present.

     SECTION 7. The vote on the election of directors, and other questions properly brought before any meeting, need not be by ballot except when so demanded by a majority vote of the stockholders present and entitled to vote thereon, or when so ordered by Chairman of such meeting. The chairman of each meeting at which directors are to be elected by ballot or at which any question is to be so voted on shall, at the request of any stockholder present or represented by proxy at the meeting and entitled to vote at such election or on such question, appoint two inspectors of election. No director or candidate for the office of director shall be appointed as such inspector. Inspectors shall first take and subscribe an oath or affirmation faithfully to execute the duties of inspectors at such meeting with strict impartiality and according to the best of their ability, and shall take charge of the polls and after the balloting shall make a certificate of the result of the vote taken. Except when the stock transfer books of the Corporation shall have been closed or a date shall have been fixed as a record date for the determination of its stockholders entitled to vote, as hereinafter provided by Section 8 of this Article 1, no share of stock shall be voted on at any election for directors which shall have been transferred on the books of the Corporation within twenty days next preceding such election of directors.

     SECTION 8. The Board of Directors may close the stock transfer books of the Corporation for a period not exceeding twenty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of stock shall go into effect, or, in lieu of closing the stock transfer books, the Board of Directors may fix in advance a date, not exceeding ninety days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of stock shall go into effect, or a date in connection with the obtaining of any consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at any such meeting and at any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of stock, or to give such consent, and in such case such stockholders, and only stockholders, as shall be stockholders of record on the date so fixed, shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock of the books of the Corporation after any such record date fixed as aforesaid.

                           ARTICLE II.

                        BOARD OF DIRECTORS

     SECTION 1. The Board of Directors of the Corporation shall consist of not less than three or more than sixteen persons, who need not be stockholders. The number of directors (within the above limits) shall be fixed in the first instance by the incorporators and thereafter from time to time by a majority of the entire Board of Directors. The directors shall be elected annually and shall hold office, unless sooner removed, until their respective successors are elected and qualify. A majority of the whole Board, but in no event less than three, shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time, until a quorum shall have been obtained, when any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum. No notice of an adjourned meeting of the directors other than an announcement of the time and place thereof at the preceding meeting shall be required. The acts of the majority of the directors present at any meeting at which there is a quorum shall, except as otherwise provided by law, by the Articles of Incorporation or by these By-Laws, be the acts of the Board.

     SECTION 2. Unless otherwise provided in the Articles of Incorporation or By-Laws, vacancies and newly created directorships resulting from any increase in the authorized number of directors or from any other cause may be filled by a majority of the directors then in office. In the case of a vacancy resulting from any cause other than an increase in the authorized number of directors such action shall be deemed to be duly taken even if a majority of such directors is less than a quorum. A director so chosen shall hold office until the next annual meeting of stockholders and until his respective successor is elected and shall have qualified. However, no vacancy may be filled by directors unless immediately thereafter at least two-thirds of the directors holding office shall have been elected to such office by the stockholders. The stockholders, at any meeting called for the purpose, may remove with or without cause any director and at any meeting called for the purpose fill the vacancy in the Board thus caused.

     SECTION 3. Meetings of the Board of Directors shall be held at such place, within or without the State of Maryland, as may from time to time be fixed by resolution of the Board or as may be specified in the call of any meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board, and special meetings may be held at any time upon the call of a majority of the persons constituting the Board of Directors or the Chairman or the President or the Secretary, by oral, telephonic, telegraphic or written notice, duly served on or sent or mailed to each director at least twenty-four hours before the meeting. The notice of any special meeting shall specify the purposes thereof. A meeting of the Board may be held without notice immediately after the annual meeting of the stockholders at the same place at which such meeting is held. Notice need not be given of regular meetings of the Board held at times fixed by resolution of the Board. Meetings may be held at any time without notice if all of the directors are present or if notice is waived in writing, either before or after the meeting of those not present.

     SECTION 4. Meetings of the Board of Directors shall be presided over by the Chairman or the President, or if neither is present, by a Vice President or, if none of the above are present, by a Chairman to be chosen at the meeting; and the Secretary or, if he is not present, an Assistant Secretary of the Corporation or, if neither is present, a secretary to be chosen at the meeting shall act as secretary of the meeting.

     SECTION 5. The directors shall receive such fees or compensation for services to the Corporation (including attendance at meetings of the Board or of committees designated by the Board pursuant to Section 7 of this Article II) as may be fixed by the Board of Directors from time to time.

     SECTION 6. Except as otherwise provided in the Articles of Incorporation and by the General Laws of the State of Maryland, a director of the Corporation shall not in the absence of fraud be disqualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise, nor in the absence of fraud shall any transaction or contract of the Corporation be void or voidable or affected by reason of the fact that any director, or any firm of which any director is a member, or any corporation of which any director is an officer, director or stockholder, is in any way interested in such transaction or contract, provided that at the meeting of the Board of Directors or of a committee thereof having authority in the premises, authorizing or confirming said contract or transactions, the existence of an interest of such director, firm or corporation is disclosed or made known and there shall be present a quorum of the Board of Directors or of the directors constituting such committee, and such contract or transaction shall be approved by a majority of such quorum, which majority shall consist of directors not so interested or connected. Nor shall any director be liable to account to the Corporation for any profit realized by him from or through any such transaction or contract of the Corporation ratified or approved as aforesaid, by reason of the fact that he or any firm of which he is a member, or any corporation of which he is an officer, director or stockholder, was interested in such transaction or contract. Directors so interested may be counted when present at meetings of the Board of Directors or of such committee for the purpose of determining the existence of a quorum. Any contract, transaction or act of the Corporation or of the Board of Directors or of any committee thereof (whether or not approved or ratified as hereinabove provided) which shall be ratified by a majority in interest of a quorum of the stockholders having voting power at any annual meeting or any special meeting called for such purpose or approved in writing by a majority in interest of the stockholders having voting power without a meeting shall be as valid and as binding as though ratified by every stockholder of the Corporation.

     SECTION 7. The Board of Directors may, by resolution or resolutions, passed by a majority of the whole Board, designate one or more committees, each such committee to consist of one or more of the directors of the Corporation and one or more alternate members as the Board of Directors shall designate. A committee, to the extent provided by said resolution or resolutions and subject to the General Laws of the State of Maryland, shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The members of any committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member of such committee. At meetings of any committee, if such committee is composed of more than one member, a majority of the members or alternate members of such committee shall constitute a quorum for the transaction of business and the act of a majority of the members or alternate members present at any meeting at which a quorum is present shall be the act of the committee. A majority of the members of any such committee may fix the time and place of its meetings unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to change the membership of, to fill vacancies in, or to dissolve any such committee.

   ARTICLE III. OFFICERS AND CHAIRMAN OF THE BOARD OF DIRECTORS

     SECTION 1. The Board of Directors, as soon as practical after the election of Directors at the annual meeting of the stockholders held in each year, shall appoint aa President, one or more Vice Presidents, a Secretary and a Treasurer, Assistant Secretaries and Assistant Treasurers and any other officers and agents it may deem proper. Any two of the above-mentioned offices, except those of the President and a Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument be required by law, or by these By-Laws, to be executed, acknowledge or verified by any two or more officers.

     SECTION 2. The term of office of all officers shall be one year or until their respective successors are chosen, but any officer or agent chosen or appointed by the Board of Directors may be removed, if the Board of Directors finds, in its judgment, that the best interest of the Corporation will be served, at any time by the affirmative vote of a majority of the members of the Board then in office.

     SECTION 3. Subject to such limitations as the Board of Directors may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally appertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors. Any officer, agent, or employee of the Corporation may be required by the Board of Directors to give bond for the faithful discharge of his duties, in such sum and of such character as the Board may from time to time prescribe.

     SECTION 4. The salaries of all officers and agents of the Corporation shall be determined and fixed by the Board of Directors, or pursuant to such authority as the Board may from time to time prescribe.

     SECTION 5. A Chairman of the Board of Directors and, from time to time, a Vice Chairman shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders. The Chairman shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman shall have such other duties and powers as may be determined by the Board of Directors from time to time. The Chairman shall not be an officer of the Corporation except as otherwise determined by resolution of the Board of Directors or amendments of these By-Laws.

                           ARTICLE IV.

                       CERTIFICATE OF STOCK

     SECTION 1. The interest of each stockholder of the Corporation shall be evidenced by a certificate or certificates for shares of stock of the Corporation, in such form as the Board of Directors may from time to time prescribe. The certificates for shares of stock of the Corporation shall be signed by the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and shall be countersigned and registered in such manner, if any, as the Board may be resolution prescribe, provided, however, that, where any such certificate is signed (1) by a transfer agent or by an assistant transfer agent or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, may be facsimile, engraved or printed. In case any officer or officers whose manual or facsimile signatures appear on any certificate or certificates of this Corporation shall cease to be such officer or officers, whether because of death, resignation or otherwise, before such certificate or certificates of stock have been actually countersigned and issued, such certificate or certificates may be countersigned and issued as though such person or persons whose manual or facsimile signatures appear thereon had not cease to be such officer or officers of the Corporation unless, prior to issuance, written instructions to the contrary shall have been received by the Transfer Agent, signed by an officer of this Corporation and they shall be recognized by this Corporation as valid and binding certificates of stock of this Corporation for all purposes and in all respects.

     SECTION 2. The shares of stock of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by a duly authorized attorney, upon surrender for cancellation of a certificate or certificates for a like number of shares, with a duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the Corporation or its agent may reasonably require.

     SECTION 3. No certificate for shares of stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen, mutilated or destroyed except upon production of such evidence of the loss, theft, mutilation or destruction, and upon indemnification of the Corporation and its agents to such extent and in such manner as the Board of Directors may from time to time prescribe.

                            ARTICLE V.

                         CORPORATE BOOKS

     The Books of the Corporation may be kept outside the State of Maryland at such place or places as the Board of Directors may from time to time determine.

                           ARTICLE VI.

                            SIGNATURES

     SECTION 1. Except as otherwise provided in these By-Laws or as the Board of Directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Corporation and all endorsements, assignments, transfers, stock powers or other instruments of transfer of securities owned by or standing in the name of the Corporation shall be signed or executed by two officers of the Corporation, who shall be the Chairman of the Board, the President or a Vice President and a Vice President, the Secretary or the Treasurer.

     SECTION 2. The Chairman or the President of the Corporation or, in their absence or disability or at their request, a Vice President of the Corporation may authorize from time to time the signature and issuance of proxies to vote upon shares of stock of other corporations owned by the Corporation unless otherwise provided by the Board of Directors. All proxies for shares held in the name of the Corporation, shall be signed in the name of the Corporation by two officers of the Corporation, who shall be, the Chairman, the President or a Vice President, the Secretary or the Treasurer.

                           ARTICLE VII.

                           FISCAL YEAR

     The first fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                          ARTICLE VIII.

                          CORPORATE SEAL

     The corporate seal of the Corporation shall consist of a flat faced circular die with the word "Maryland" together with the name of the Corporation, the year of its organization, and such other appropriate legend as the Board of Directors may from time to time determine, cut or engraved thereon. In lieu of the corporate seal, when so authorized by the Board of Directors or a duly empowered committee thereof, a facsimile thereof may be impressed or affixed or reproduced.

                           ARTICLE IX.

                             OFFICES

     The Corporation and the stockholders and the directors may have offices outside the State of Maryland at such places as shall be determined from time to time by the Board of Directors.

                            ARTICLE X.

                            AMENDMENTS

     The By-Laws of the Corporation may be amended, added to, rescinded or repealed at any meeting of the stockholders, provided notice of the substance of the proposed change is given in the notice of the meeting. Subject to the power of the stockholders to alter, amend or repeal any By-Law made by the Board of Directors, the Board, except as otherwise expressly provided in these By-Laws, may make additional By-Laws for the Corporation, and may from time to time alter, amend or repeal any of the By-Laws. No change of the time or place for the annual meeting of the stockholders for the election of directors shall be made except in accordance with the laws of the State of Maryland.

                           ARTICLE XI.

                      ADDITIONAL PROVISIONS

     SECTION 1. Each director and officer of the Corporation and each person with whom the Corporation has a contract providing for the rendering by such person to the Corporation of management or advisory services for compensation shall keep currently on file with the Corporation the percentage, if in excess of one-half of one per cent, of the shares or securities, or both, of any issuer, any of whose securities are included in the current Approved List filed pursuant to the Custodian Agreement, beneficially owned by such director or officer or, in the case of such person, by such person or any director or officer of such person. Ownership by a broker or dealer in or underwriter of securities in the ordinary course of its business as such shall not be considered in determining the beneficial ownership of partners or stockholders of such broker or dealer or underwriter for the purposes of this Section. While the reports so filed disclose an aggregate beneficial ownership in excess of five per cent of the shares or securities, or both, of any issuer, no security of such issuer shall be purchased for or retained in the portfolio of the Corporation.

     SECTION 2. The Corporation shall not include in any Approved List, filed pursuant to the Custodian Agreement, securities of any issuer which does not have a record of at least three years continuous operation, including the operation of any one or more predecessor companies, partnerships or individual enterprises in the case of an issuer which has come into existence as the result of a merger, consolidation, reorganization, or the purchase of substantially all the assets of one or more such predecessors.

     SECTION 3. No director or officer of the Corporation; no person with whom the Corporation has any contract providing for the general distribution of securities issued by the Corporation; no person with whom the Corporation has any contract providing for the rendering by such person to the Corporation of management or advisory services for compensation; and no director or officer of any such person shall take a short position in securities in which the Corporation has any long position or in the shares of the Corporation or shall establish or increase any long position in such shares except for investment purposes. The position, long or short, of a broker or dealer in or underwriter of securities in the course of its business as such shall not be considered in determining the position of partners or stockholders of such broker or dealer or underwriter for the purposes of this Section. Each director and officer of the Corporation and each such person, for itself, its directors and its officers, shall report promptly to the Corporation any sale of shares of the Corporation made less than two months after the date the seller purchased shares of the Corporation.

     SECTION 4. If at any time less than one-half of the number of directors, as last fixed pursuant to Article II, Section 1, of these By-Laws shall be in office, a meeting of the stockholders of the Corporation shall be called promptly for the purpose of electing an entire new Board of Directors.

     SECTION 5. In addition to the annual report to stockholders required by Paragraph J of Article Eighth of the Articles of Incorporation of the Corporation, a semi-annual report of like nature shall also be mailed to stockholders. Such reports shall include a statement of the amounts paid to interested persons as securities dealer, legal counsel, transfer agent, disbursing agent, registrar, or custodian or trustee.

     SECTION 6. The provisions of this Article XI shall not be altered, amended, or repealed except by the stockholders at any annual meeting or at any special meeting called for that purpose at which there shall be present in person or represented by proxy holders of record of not less than one-half of the outstanding shares of the stock of the Corporation entitled to vote at the meeting.

                           ARTICLE XII.

            INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Corporation shall indemnify to the fullest extent permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be amended, any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Corporation or serves or served at the request of the Corporation any other enterprise as a director or officer. To the fullest extent permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be amended, expenses incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this
Article XII, shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer as provided above. No amendment of this Article XII, shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this Article XII, the term "Corporation" shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprise" shall include any corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the Corporation shall include service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

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